EXHIBIT 10.4

                                  Harleysville
                                  Savings Bank

                          PROFIT SHARING INCENTIVE PLAN

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                                    CONTENTS

                                                                            PAGE
                                                                            ----

GENERAL DESCRIPTION                                                           1

ADMINISTRATION                                                                2

CALCULATION OF AWARDS                                                         3

DEFINITIONS                                                                   4

MINIMUM PERFORMANCE CRITERIA                                                  5

CALCULATION OF BONUS POOL                                                     6

CALCULATION OF DEPARTMENT AWARDS                                              7

CALCULATION OF INDIVIDUAL AWARDS                                              8

INDIVIDUAL AWARDS                                                             9

TERMINATION OF EMPLOYMENT                                                    10

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                            HARLEYSVILLE SAVINGS BANK
                          PROFIT SHARING INCENTIVE PLAN

GENERAL DESCRIPTION

The purpose of the Profit Sharing Incentive Plan (The "Plan") is to maximize the achievement of the Bank's objectives by providing incentives and awards to the Bank's officers and employees when the financial performance of the institution exceeds normal expectations. The Plan is designed to support key goals and objectives of the Bank, and is effective October 1, 2003.

Profit Sharing Incentive Awards are based on Bank-wide contribution to performance as measured by the return on beginning of year Shareholders' Equity. Profitability which produces Return on Beginning Equity beyond the Target Return Level will result in the creation of a Bonus Pool from which Profit Sharing Incentive Awards will be made. Other criteria, as established by the Board of Directors, must be met before any awards can be made from the Bonus Pool.

All employees and officers of the Bank will participate in any awards. The Plan includes provisions for Individual Performance Adjustments in extraordinary circumstances for outstanding individual performance.

The Profit Sharing Incentive Award is to be supplemental compensation in the form of cash paid on an annual basis. The Plan is established in addition to regular salary, wages, sales incentive and benefit program. The Plan presumes an equitable base compensation system and competitive benefits program.


                                       1
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ADMINISTRATION

The Harleysville Savings Bank Board of Directors has the responsibility to interpret, administer and make amendments to the Plan. The actions of the Board of Directors as to the interpretation, construction and administration of the Plan shall be final and binding on all parties, including the Bank and its employees.

Bank officers who are members of the Board shall not be entitled to vote on matters relating to the determination of their own profit sharing award.

Prior to the beginning of each fiscal year, the Board shall review and revise, if deemed advisable, the Operating Rules (as set forth in this document) for implementing the Plan for the coming fiscal year.

In calculating awards, the Board of Directors may deem to exclude extraordinary occurrences which could impact the incentive awards either positively or negatively, but are of their nature generally outside the significant influence of Plan Participants. The characteristics of such extraordinary occurrences are generally that they involve the Board of Directors:

      In the original decision take some action, In advance of the occurrence,
      In issues generally related to a sale or restructuring of assets.

      Extraordinary occurrence may be excluded when calculating results of Bank performance in order to ensure that the best interests of the Bank are protected and are not brought into conflict with the best interest of the Plan Participants.


                                       2
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CALCULATION OF AWARDS

Computation of unadjusted awards will be made by the Chief Operating Officer or other individual designated by the Chief Executive Officer. Calculation of awards involves four major steps:

      //    Calculation of a Bonus Pool;

      // Allocation of the Bonus Pool to Participant Groups to determine an Award percentage of each group;

      //    Calculation of Department or Unit awards within each group;

      // Calculation of individual awards based on Base Earnings and the Participant's average performance evaluation for the period covered by the Plan.

In certain cases, a fifth step may be included to allow for extraordinary individual performance adjustments or minimum awards. Extraordinary individual performance adjustments will be approved by the Chief Executive Officer. Maintenance of participant payment and award records shall be the responsibility of the Chief Operating Officer.

A Test Case is included as an appendix to this document to illustrate the calculation of Profit Sharing Incentive Awards.


                                       3
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DEFINITIONS

For the purpose of the Profit Sharing Incentive Plan, the following definitions will apply:

Beginning Equity: Total Stockholders' Equity as of September 30, 2003.

Target Return:    The Target Return on Beginning Equity shall be equal to an annualized rate of 10.75%.

Bonus Profit:     The amount of profit which exceeds the Target Return on
                  Beginning Equity.

Base Earnings:    Base salary and/or wages, including overtime, actually paid to a participant during a Plan year. This does not include any bonus earned or received during the year.


                                       4
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MINIMUM PERFORMANCE CRITERIA

At the beginning of each fiscal year, the Board of Directors will establish a Target Return on Beginning Equity that must be achieved before any allocations are made to the Bonus Pool. In addition, other criteria must be met before any Profit Sharing Incentive awards may be made. For 2004 these criteria are as follows:

      // Regulatory delinquencies (60 days or more) may not exceed 1.5% of total assets at year end. (dollar balances)

      //    Level of Interest Rate Risk as approved by the Board of Directors.

      // The Target Return on Beginning Equity shall be equal to an annualized rate of 10.75%.


                                       5
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CALCULATION OF THE BONUS POOL

In the event that all minimum performance criteria are met, a Bonus Pool will be calculated at the end of the fiscal year as a proportion of the Bonus Profit. This Bonus Profit is divided into nine levels, each representing fifteen basis points of the beginning stockholders' equity and a tenth level into which any remaining Bonus Profit falls. The chart below describes how allocations are made to the Bonus Pool:

                                                                      Allocation
Level                             Description                         Percentage
-----                             -----------                         ----------

Level 1         First .15% of the Beginning Stockholders' Equity          90%

Level 2         Next  .15% "      "      "       "      "      "          80%

Level 3         Next  .15%        "      "       "      "      "          70%

Level 4         Next  .15%        "      "       "      "      "          60%

Level 5         Next  .15%        "      "       "      "      "          50%

Level 6         Next  .15%        "      "       "      "      "          45%

Level 7         Next  .15%        "      "       "      "      "          35%

Level 8         Next  .15%        "      "       "      "      "          25%

Level 9         Next  .15%        "      "       "      "      "          15%

Level 10        Any Remaining Bonus Profit                                 5%

The Bonus Pool is calculated by applying the appropriate Allocation Percentage to each level of the Bonus Profit.


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CALCULATION OF DEPARTMENT OR UNIT AWARDS

The Bonus Pool will then be allocated to each department or Unit by multiplying the base earnings for all individuals in the department by the appropriate Award Percentage.

For the purpose of this Plan, an employee's department or unit assignment will be determined by the last performance appraisal completed for the employee.

Departments or Units shall be designated as follows:

      1.    Harleysville Branch Office     (Non-exempt employees)     (Group A)

      2.    Sumneytown Branch Office       (Non-exempt employees)     (Group A)

      3.    Hatfield Branch Office         (Non-exempt employees)     (Group A)

      4.    West Norriton Branch Office    (Non-exempt employees)     (Group A)

      5.    Lansdale Branch Office         (Non-exempt employees)     (Group A)

      6.    Upper Providence Office        (Non-exempt employees)     (Group A)

      7.    Accounting Department          (Non-exempt employees)     (Group A)

      8.    Loan Administration & CSRs     (Non-exempt employees)     (Group A)

      9.    Administration                 (Non-exempt employees)     (Group A)

      10.   Exempt Employees other than
            Senior Management and Vice Presidents                     (Group B)

      11.   Vice Presidents                                           (Group C)

      12.   Senior Management                                         (Group D)


                                       7
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CALCULATION OF INDIVIDUAL AWARDS WITHIN EACH DEPARTMENT

Each individual's final Incentive Award will be calculated by multiplying the individual's base earnings by the individual's average performance rating for the period covered by the 2004 Plan Year and determining the relationship that it bears to the entire Department.

Example:

                                                                                           Individual
                       Individual            Individual        Average       Bonus          Salary X
                       Salary                Bonus %           Rating        Amount          Rating
                       ------                -------           ------        ------          ------
      Employee 1       $10,000.00             2.80%              2.0       $   279.58       $ 20,000
      Employee 2       $11,000.00             4.19%              3.0           461.31         33,000
      Employee 3       $12,000.00             2.80%              2.0           335.49         24,000
      Employee 4       $11,000.00             3.49%              2.5           384.42         27,500
                       ----------            -----             -----       ----------       --------
                       $44,000.00             3.32%             2.38       $ 1,460.80       $104,500

                       Dept. Total           Department         Department                  Dept. Total
                       Salary                Bonus%             Avg. Rating                 Sal. X Rating


                                       8
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INDIVIDUAL AWARDS

Each Plan Participant will be entitled to a share of the Bonus Pool. In extraordinary circumstances, the Chief Executive Officer may approve an Individual Performance Adjustment. Individual Performance Adjustments will be funded by the Bonus Pool and will result in the reduction of any other individual's award.

Notwithstanding any of the above, all individuals who have achieved at least a meets standards performance rating will be entitled to a minimum award of 1.92% of base earnings. However, no minimum award for those participants who have achieved at the least a meets standards performance rating will be less than $25. If any minimum awards exceed the awards calculated under normal Bonus Pool allocation procedures, the excess will be funded by the Bonus Pool and will result in the reduction of any other individual's awards.

PAYMENT OF AWARDS

Participants will receive the incentive award after the actual fiscal year-end results have been calculated, no later than November 30, 2004. Applicable withholding of taxes will be made from this payment.

EFFECT ON BENEFIT PLANS

Any amounts paid under this program shall not be used in determining contributions to any retirement plan offered by the Bank.


                                       9
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TERMINATION OF EMPLOYMENT - HARDSHIP - NEW HIRES

No employee will be excluded from participation in the Profit Sharing Incentive Plan as a result of termination of employment through retirement, death or total permanent disability (inability to perform a job at Harleysville Savings Bank). New hires will be automatically included as of their date of employment. As with other participants, the award will be based on the Base Earnings for the Plan Year rather than the annual salary. This provision ensures equitable awards for employees who are not employed for the full year. Payments will be made at the normal annual distribution dates to the new or former employee, the estate or designated beneficiary.

In all other cases of termination, the employee forfeits any unpaid award for the year in which termination occurs. The employee must be employed by the Bank on the actual day of bonus distribution.

AMENDMENT OR TERMINATION OF PLAN

The Harleysville Savings Bank Board of Directors may terminate, amend or modify this Plan at any time. The termination, amendment or modification of the Plan shall in no way affect a participant's right to unpaid incentive compensation awards for the period prior to termination or modification of the Plan.


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